UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): January 8, 2016

___________________

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

2150 East Lake Cook Road, Suite 750

Buffalo Grove, Illinois 60089

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 8, 2016, RestorGenex Corporation, a Delaware corporation (“RestorGenex” or the “Company”), completed the merger (the “Merger”) of its wholly owned subsidiary, Arco Merger Sub, LLC (“Merger Sub”), with and into Diffusion Pharmaceuticals LLC, a Virginia limited liability company (“Diffusion”), in accordance with the terms of the Agreement and Plan of Merger, dated as of December 15, 2015, among the Company, Merger Sub and Diffusion (the “Merger Agreement”). As a result of the Merger, Diffusion, the surviving company in the Merger, became a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each outstanding unit of membership interest of Diffusion (the “Diffusion Units”) was converted into the right to receive 3.652658 shares of Company common stock, par value $0.001 per share (the “Common Stock”), as determined pursuant to the Merger Agreement (the “Exchange Ratio”). Also at the Effective Time, the rights of the holders of each outstanding convertible promissory note convertible into Diffusion Units (the “Diffusion Convertible Notes”) to convert such Diffusion Convertible Notes into Diffusion Units was converted into the right to convert such securities into a number of shares of Common Stock equal to the number of Diffusion Units such Diffusion Convertible Note would be convertible into pursuant to its terms multiplied by the Exchange Ratio. In addition, at the Effective Time and as a result of the Merger, all outstanding options to purchase Diffusion Units were converted into and became options to purchase Common Stock on terms substantially identical to those in effect prior to the Effective Time, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio. As a result of the Merger, and taking into account the adjustments to the number of shares and exercise price as a result of the Merger, the Company assumed Diffusion Unit Options exercisable for 14,952,156 shares of Common Stock with a weighted average exercise price of $0.40 per share. No fractional shares of Common Stock will be issued in connection with the Merger, and holders of Diffusion Units will receive cash in lieu thereof.

In connection with the Merger, the Company issued to the holders of outstanding Diffusion Units an aggregate of 81,640,637 shares of Common Stock. As a result of the Merger, the former equity holders of Diffusion will own approximately 84.1% of the Common Stock of the combined company, and the stockholders of RestorGenex immediately prior to the Merger will own approximately 15.9% of the Common Stock of the combined company, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments) and calculated in accordance with the terms of the Merger Agreement.  The Exchange Ratio is subject to potential adjustment, and the Company may be required to issue additional shares of Common Stock to the holders of Diffusion Units after the Effective Time as described in the Merger Agreement depending upon the amount of “net cash” of RestorGenex, as defined in the Merger Agreement and generally consisting of RestorGenex’s cash and cash equivalents less certain expenses and liabilities, as of the Effective Time. The Merger is intended to qualify as an exchange governed by Section 351(a) of the Internal Revenue Code of 1986, as amended.

The full text of the Merger Agreement is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on December 15, 2015 and is incorporated by reference herein.

Item 1.01.          Entry into a Material Definitive Agreement.

Voting and Lock-Up Agreements

On January 8, 2016, at the Effective Time, the Company entered into a voting and lock-up agreement with each of the pre-closing directors and executive officers of RestorGenex and Diffusion, who collectively hold approximately 16.6% of the outstanding Common Stock after the Merger (including jointly and indirectly held shares), pursuant to which such persons agreed, for six months after the Merger, to vote all of their respective shares of Common Stock owned after the Merger for such proposals that are reasonably presented by the Company’s board of directors and to not sell, pledge, encumber or take certain other actions with respect to such shares.

The foregoing description of the voting and lock-up agreements does not purport to be complete and is qualified in its entirety by reference to the form of voting and lock-up agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Contingent Value Rights Agreement

Prior to the Effective Time, the Board of Directors of RestorGenex authorized, declared and effected a distribution of contingent value rights (each, a “CVR” and collectively, the “CVRs”) to existing RestorGenex stockholders as of the close of business on January 7, 2016 (the “Record Date”) at a rate of one CVR for each share of Common Stock.  The CVRs will not be certificated and will not be attached to the shares of Common Stock, payable immediately prior to the Effective Time.  Each CVR will be a non-transferable right (subject to certain limited exceptions) to potentially receive certain cash payments in the event the Company receives net cash payments during the five-year period after the Merger as a result of the sale, transfer, license or similar transaction relating to RestorGenex’s product currently known as RES-440, which is a “soft” anti-androgen, upon the terms and subject to the conditions set forth in a contingent value rights agreement, dated January 8, 2016, between the Company and Computershare, Inc., as rights agent (the “CVR Agreement”).  The aggregate cash payments to be distributed to the holders of the CVRs, if any, will be equal to the amount of net cash payments received by the Company as a result of the sale, transfer, license or similar transaction relating to RES-440, as determined pursuant to the CVR Agreement, but will not exceed $50 million in the aggregate. Any RestorGenex option or warrant holder as of the Record Date would, at the time of exercise, be entitled to receive one CVR for each share of Common Stock issued upon the future exercise of the option or warrant, which would entitle the holder to a pro rata portion of any CVR payments made after the date of exercise.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.01.           Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

For accounting purposes, the Merger is treated as a “reverse acquisition” and Diffusion is considered the accounting acquirer. Accordingly, Diffusion’s historical results of operations will replace RestorGenex’s historical results of operations for all periods prior to the Merger, and for all periods following the Merger, the results of operations of both companies will be included in the Company’s financial statements.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the rights of the holders of Diffusion Convertible Notes to convert such securities into Diffusion Units were converted into the right to convert such securities into a number of shares of Common Stock calculated pursuant to the Merger Agreement. Unless and until any Diffusion Convertible Notes that remain outstanding following the Effective Time (the “Outstanding Notes”) are converted into shares of Common Stock, the Diffusion Convertible Notes that remain outstanding will remain direct indebtedness obligations of Diffusion.

As of January 8, 2016, there was $1,125,000 of principal amount of Outstanding Notes outstanding with an aggregate of approximately $38,200 of interest accrued thereon, of which $550,000, $325,000, $50,000 and $200,000 of principal amount were issued as Series B, Series C, Series E and Series F Outstanding Notes, respectively. The Series B Outstanding Notes were issued in March 2011, mature June 30, 2018 and, following the completion of the Merger, are convertible into Common Stock at a conversion price of $0.27377323 per share. The Series C Outstanding notes were issued in September 2012, mature March 31, 2016 and, following the completion of the Merger, are also convertible into Common Stock at a conversion price of $0.27377323 per share. The Series E Outstanding Notes were issued in May 2013, mature May 1, 2017 and, following the completion of the Merger, are convertible into Common Stock at a conversion price of $0.41065985 per share. The Series F Outstanding Notes were issued in December 2015, mature December 7, 2019 and, following the completion of the Merger, are convertible into Common Stock at a conversion price of $0.54754647. Immediately following the Effective Time, the Outstanding Notes were convertible into an aggregate of 3,821,360 shares of Common Stock.

All of the Outstanding Notes bear interest at a rate of 1.0% per annum and, following the completion of the Merger, are convertible into shares of Common Stock at the holder’s discretion. In the event a holder does not convert prior to an Outstanding Note’s maturity date, the entire principal amount and all accrued interest are due and payable on such date. The Outstanding Notes are subject to acceleration in the case of certain customary events of default, including failure to make payments on the Outstanding Notes when due and certain bankruptcy events, and the conversion prices are subject to adjustment in the case of certain dilutive company events.

Item 3.02.           Unregistered Sales of Equity Securities.

The information contained in the Introductory Note and Item 2.03 above is incorporated herein by reference. The issuance of the Common Stock in connection with the Merger was exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder, based upon appropriate accredited investor questionnaires and other representations and certifications that the Company obtained from Diffusion and its members.

Item 4.01.           Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Merger is treated as a “reverse acquisition” and, as such, the historical financial statements of the accounting acquirer, Diffusion, which will be audited by KPMG LLP (“KPMG”), will become the historical financial statements of the Company.

On January 8, 2016, after the completion of the Merger, the Audit Committee (“Audit Committee”) of the Company’s Board of Directors (i) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of the date of Deloitte’s completion of the audit services for the year ended December 31, 2015 and the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2015 and (ii) appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Deloitte was initially engaged by the Company on November 20, 2014 and served as the Company’s independent registered public accounting firm for the years ended December 31, 2015 and December 31, 2014. Deloitte’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte has not yet issued its report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2015.

During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period, there were no: (i) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period, neither RestorGenex nor anyone acting on its behalf consulted KPMG regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on RestorGenex’s consolidated financial statements, and either a written report was provided to RestorGenex or oral advice was provided that KPMG concluded was an important factor considered by RestorGenex in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided the disclosure in this Item 4.01 to Deloitte, and, as required by Item 304 of Regulation S-K, a copy of Deloitte’s letter dated January 8, 2016 is filed as Exhibit 16.1 to this current report on Form 8-K.

Item 5.01.           Changes in Control of Registrant.

Immediately after the closing of, and giving effect to, the Merger, the former equity holders of Diffusion will own approximately 84.1% of the Common Stock of the combined company, and the stockholders of RestorGenex immediately prior to the Merger will own approximately 15.9% of the Common Stock of the combined company, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments) and calculated in accordance with the terms of the Merger Agreement.  The Exchange Ratio is subject to potential adjustment as described in the Merger Agreement depending upon the amount of “net cash” of RestorGenex, as defined in the Merger Agreement and generally consisting of RestorGenex’s cash and cash equivalents less certain expenses and liabilities, as of the Effective Time.

The information contained in the Introductory Note and Item 1.01 above, and the information under the heading “Management of the Combined Company After the Merger” and “Voting Securities and Principal Holders” in the Company’s information statement on Schedule 14f-1 filed with the Securities and Exchange Commission (“SEC”) on December 28, 2015, is incorporated herein by reference.

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director and Officer Resignations

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Board of Directors of the Company accepted the resignations from the Board of Directors and each of its committees of the following directors of the Company, constituting all of the directors of the Company prior to the Merger, with such resignations effective immediately prior to the Effective Time:  Sol J. Barer, Ph.D., Isaac Blech, Rex Bright, Stephen M. Simes and Nelson K. Stacks.  The Board of Directors also accepted the resignations of the following executive officers of the Company, constituting all of the executive officers of the Company prior to the Merger, with such resignations effective immediately prior to the Effective Time:  Stephen M. Simes as Chief Executive Officer, Phillip B. Donenberg as Chief Financial Officer and Secretary, and Mark A. Weinberg, M.D. as Senior Vice President, Clinical Development.

Appointment of Directors; Increase in the Size of the Board

Also in connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the outgoing directors, prior to their resignation and in accordance with the Company’s bylaws, fixed the number of directors at six, and appointed the following six individuals, constituting all of the directors of Diffusion prior to the Merger, to serve as directors of the Company, effective at the Effective Time and until the Company’s next annual meeting of stockholders, and until their respective successors are elected and qualified or until their earlier resignation or removal:  David G. Kalergis, John L. Gainer, Thomas Byrne, Robert Adams, Mark T. Giles and Alan Levin. David G. Kalergis was appointed Chairman of the Board. Each of the new directors is entitled to participate in the Company’s 2015 Equity Incentive Plan (the “Equity Plan”).

None of the new directors of the Company has entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, with the following exceptions: (i) in December 2015, the directors converted approximately an aggregate of $2,241,452 of principal amount and accrued interest of Diffusion Convertible Notes into an aggregate of 2,143,036 Diffusion Units and (ii) on January 8, 2016, pursuant to the Merger, an aggregate of 3,749,949 Diffusion Units issued and outstanding held by the directors were converted into an aggregate of 13,697,281 shares of Common Stock in accordance with the terms of the Merger Agreement (in each case, including jointly and indirectly held securities).

Reconstitution of Board Committees

Following the completion of the Merger, the newly constituted Board of Directors reconstituted the committees of the Board of Directors as follows:

Director	Audit	Compensation	Nominating and Corporate Governance
Alan Levin	Chair	√	√
Mark T. Giles	√	√	Chair
Robert Adams	√	Chair	√

Appointment of Officers

Following the completion of the Merger, the newly constituted Board of Directors also appointed the following individuals to serve as executive officers of the Company until their successors have been duly elected and qualified or until their earlier resignation or removal:

Name	Position
David G. Kalergis	Chief Executive Officer

John L. Gainer, Ph.D.	Chief Scientific Officer

David R. Jones, M.D.	Chief Medical Officer

Ben L. Shealy	Senior Vice President – Finance, Treasurer and Secretary

Each of Mr. Kalergis, Dr. Gainer, Dr. Jones and Mr. Shealy (the “Post-Closing Officers”) is entitled to participate in the Company’s health, welfare and benefit plans, including the Equity Plan. All Diffusion Unit Options held by the Post-Closing Officers will be governed by the terms of the Equity Plan, to the extent not inconsistent with the terms of the grant thereof. Other than the Merger Agreement, there are no arrangements or understandings between any Post-Closing Officer and any other person pursuant to which such Post-Closing Officer was appointed to his respective position, no Post-Closing Officer has entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no family relationships between any Post-Closing Officer and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, with the following exceptions: (i) in December 2015, the Post-Closing Officers converted an aggregate of $209,457 of principal amount and accrued interest of Series B Diffusion Convertible Notes into 209,457 Diffusion Units and (ii) on January 8, 2016, pursuant to the Merger, an aggregate of 1,417,457 Diffusion Units issued and outstanding held by the Post-Closing Officers were converted into an aggregate of 5,177,486 shares of Common Stock in accordance with the terms of the Merger Agreement (in each case, including jointly and indirectly held securities).

The information required by Items 5.02(c)(2)  of Form 8-K is set forth under the heading “Management of the Combined Company After the Merger” in the Company’s information statement on Schedule 14f-1 filed with the SEC on December 28, 2015 and is incorporated herein by reference.

Indemnification Agreements with New Directors and Officers

In connection with the election of the Company’s new directors and appointment of the Company’s new executive officers, the Board of Directors approved indemnification agreements between the Company and each of its new directors and executive officers which provide for customary indemnification obligations in favor of the directors and officers.

Assumption of Diffusion Options

The information in the Introductory Note relating to the options to purchase Diffusion Units outstanding immediately prior to the Effective Time is incorporated herein by reference.

Voting and Lock-Up Agreements

The information under the heading “Voting and Lock-Up Agreements” in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 7.01.          Regulation FD Disclosure.

Press Release

On January 8, 2016, the Company announced the completion of the Merger described in the Introductory Note above.  A copy of the news release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Investor Presentation

Certain information concerning Diffusion’s business that the Company expects to use at certain investor meetings and presentations beginning on Sunday, January 10, 2016 is furnished as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference. Representatives of the Company expect to use this presentation, in whole or in part, and possibly with modifications, periodically in connection with conferences and presentations to investors, analysts and others.

The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that it may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the presentation or this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. The Company makes no admission as to the materiality of any information in the presentation or in this report.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01.           Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Diffusion as of and for the years ended December 31, 2015 and December 31, 2014 required to be filed pursuant to Item 9.01(a) of Form 8-K will be included in an amendment to this current report on Form 8-K, to be filed with the SEC within the required time period.

(b) Pro forma financial information.

The unaudited pro forma financial information as of and for the year ended December 31, 2015 required to be filed pursuant to Item 9.01(b) of Form 8-K will be included in an amendment to this current report on Form 8-K, to be filed with the SEC within the required time period.

(d)     Exhibits:

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of December 15, 2015 by and among RestorGenex Corporation, Arco Merger Sub, LLC and Diffusion Pharmaceuticals LLC* (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 15, 2015) (SEC File No. 0-24477)

10.1	Form of Stockholder Voting and Lock-Up Agreement (filed herewith)

10.2	Contingent Value Rights Agreement, dated as of January 8, 2016, by and between the Company and Computershare, Inc., as Rights Agent (filed herewith)

16.1	Letter of Deloitte & Touche LLP, dated January 8, 2016

99.1	News Release issued by the Company on January 8, 2016 (furnished herewith)

99.2	Investor Presentation (furnished herewith)

* All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2016	RESTORGENEX CORPORATION

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer

RESTORGENEX CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of December 15, 2015 by and among RestorGenex Corporation, Arco Merger Sub, LLC and Diffusion Pharmaceuticals LLC*	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (SEC File No. 0-24477)

10.1	Form of Stockholder Voting and Lock-Up Agreement	Filed herewith

10.2	Contingent Value Rights Agreement, dated as of January 8, 2016, by and between the Company and Computershare, Inc., as Rights Agent	Filed herewith

16.1	Letter of Deloitte & Touche LLP, dated January 8, 2016	Filed herewith

99.1	News Release issued by the Company on January 8, 2016	Furnished herewith

99.2	Investor Presentation	Furnished herewith

* All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.